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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR 10.75% SENIOR NOTES DUE 2019
OF RES-CARE, INC.

        As set forth in the Prospectus dated April     , 2011 (the "Prospectus") of Res-Care, Inc. (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 10.75% Senior Notes due 2019 (the "Outstanding Notes") of the Company, the Letter of Transmittal and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the expiration date of the Exchange Offer or compliance with book-entry transfer procedures cannot be completed before the expiration date. This notice of guaranteed delivery may be delivered by hand, mail, or overnight courier or transmitted by facsimile to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus or in the Letter of Transmittal, as applicable.

By Overnight Courier or Regular Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, National Association MAC N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, National Association MAC N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, National Association Corporate Trust Operations Northstar East Bldg. – 12th Floor 608 Second Avenue South Minneapolis, MN 55479

By Facsimile (eligible institutions only):	For Information or To Confirm by Telephone:
(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128 Attn: Bondholder Communications

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

Ladies and Gentlemen:

        The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange its 10.75% Senior Notes due 2019, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for a like principal amount of its Outstanding Notes.

        The undersigned hereby tenders to the Company the aggregate principal amount of Outstanding Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer—Guaranteed delivery procedures" section in the Prospectus and the accompanying Letter of Transmittal.

        The undersigned understands that no withdrawal of a tender of Outstanding Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Outstanding Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

        The undersigned understands that the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Outstanding Notes (or Book-Entry Confirmation of the transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company (the "Depositary" or "DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by the Depositary to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from each participant in the Depositary tendering the Outstanding Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) or Registered Owner(s) or Authorized Signatory:

Principal Amount of Outstanding Notes Tendered:

Certificate No(s) of Outstanding Notes (if available):

Date:
Name(s) of Registered Holder(s)

Address:

Area Code and Telephone No.:
If Outstanding Notes will be delivered by book-entry transfer at DTC, insert Depository Account No.:

        This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

        DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Outstanding Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

        The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and the failure to do so could result in financial loss to the undersigned.

Name of Firm:
Authorized Signature
Address:	Name:
Title:
Area Code and Telephone No.:	Date:

RES-CARE, INC.

OFFER TO EXCHANGE
10.75% SENIOR NOTES DUE 2019
FOR ANY AND ALL OF ITS OUTSTANDING
10.75% SENIOR NOTES DUE 2019

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the 10.75% Senior Notes due 2019 (the "Outstanding Notes").

        This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

        The undersigned represents that (i) the 10.75% Senior Notes due 2019 (the "Exchange Notes") to be acquired pursuant to the Exchange Offer in exchange for the Outstanding Notes designated below are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither the undersigned nor any other person receiving such Exchange Notes is participating, intends to participate, or has any arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, and (iii) it is not an "affiliate," as defined under rule 405 of the Securities Act of 1933 (the "Securities Act"), of the Company. Affiliates of the Company may not tender their Outstanding Notes in the Exchange Offer.

        If the undersigned is a "broker" or "dealer" registered under the Securities Exchange Act of 1934 that acquired Outstanding Notes for its own account pursuant to its market-making or other trading activities (other than Outstanding Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Exchange Notes in connection with any resales by it of Exchange Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

        You are hereby instructed to tender all Outstanding Notes held for the account of the undersigned unless otherwise indicated below.

                     Do not tender any Outstanding Notes.

                     Tender Outstanding Notes in the aggregate principal amount of $

SIGNATURE:

Name of Beneficial Owner (please print)
By

Signature

Address

Area Code and Telephone Number

Dated: , 2011

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  Exhibit 99.2